Exhibit 10.1

FOURTH AMENDMENT TO COMMERCIAL LEASE AGREEMENT

This Fourth Amendment to the Commercial Lease Agreement (the “Third Amendment”) is made this 1st day of April, 2017, (the “Effective Date”) by and between Chino Valley Properties, LLC (the “Landlord”) and C3C3 Group, LLC (the “Tenant”), collectively (the “Parties”).

WITNESSETH:

WHEREAS, Landlord and Tenant heretofore entered into a Commercial Lease Agreement (the “Lease”) executed and effective as of August 6, 2015 for the lease on the premises commonly known as 2144 & 2148 N. Road 1 East Chino Valley, AZ 83462; and

WHEREAS, Landlord and tenant heretofore entered into a FIRST LEASE AMENDMENT, SECOND LEASE AMENDMENT, and THIRD LEASE AMENDMENT (the “Lease Amendments”) incorporated by reference, the most recent of which was dated October 10, 2016;

WHEREAS, The Landlord has invested capital into the property for expansion of the facilities for use by the Tenant, including by not limited to an expansion of utilities and an expansion of operational space; and

WHEREAS, The parties hereto desire to change the rental rate of the monthly rental payment, the size of the operating premises to reflect the expanded facilities; and

WHEREAS, The parties hereto desire to include a deferment of three (3) months of rent in order to accommodate the Tenant’s increased operating expenses to begin operating the expansion of the facility. The 3 months will include March, April, and May of the year 2017;

WHEREAS, all defined terms used in the Lease shall have the same meaning herein as therein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for good and valuable consideration, the sufficiency and receipt of which is acknowledged, the Parties agree to the following amendment to the language of the Lease:

1.	2.01 Premises: The Premises shall be amended as per the Premises Description attached as an updated “Amended Exhibit C” to the original Lease Agreement.

2.	5.01 Base Rent: The Base Rent shall be amended as per the Rental Schedule attached as an updated “Amended Exhibit B” to the original Lease Agreement including the Rental Deferment attached as “Exhibit A.”

[Signature Page to Follow]

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Your signature below will indicate that you agree to the terms and conditions as set forth herein dated _______________________, 2017:

Chino Valley Properties, LLC.		C3C3 Group, LLC.

By:	/s/	By:	/s/
Name:		Name:
Title:		Title:

Alan Abrams, Individually.

By:	/s/ Alan Abrams
Name:
Title:	Personal Guarantor

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EXHIBIT A

RENTAL DEFERMENT

March 2017, April 2017, and May 2017

RECITALS:

A.	Chino Valley Properties, LLC on behalf of Zoned Properties, Inc. (the "Landlord"), C3C3 Group, LLC (the "Tenant") on behalf of Broken Arrow Herbal Center (the “Licensed Medical Marijuana Operator”), and Alan Abrams (the “Guarantor”) entered into that certain Lease Agreement dated August 6, 2015 for the premises described therein as Amended Exhibit C hereinafter referred to as the "Premises".

B.	The parties desire to further modify the terms of the Lease previously amended by the First, Second and Third Lease Amendments and the parties have agreed to enter into the Fourth Lease Amendment dated March 30, 2017 to memorialize their understandings with respect to such modifications.

AGREEMENTS:

NOW THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	March, April, and May 2017 Rent Deferment:

Landlord has agreed to defer March, April, and May 2017 Rent and applicable taxes in the total amount $173,861.01 in the form of a loan to the Tenant at an eight percent (8%) interest rate commencing March 1, 2017 making it payable over twelve (12) months commencing January 1, 2018. Principal and interest as of January 1, 2018 will be a total of $187,769.89 with monthly payments of $15,647.49. In the event of future default, all deferred March, April, and May 2017 rent to be due and payable immediately.

2.	Security Deposit

Landlord shall maintain the existing security deposit currently being held.

3.	Entire Agreement

This Fourth Lease Amendment and the Lease embodies the entire agreement between the parties. There are no agreements or understandings that are not set forth in this Fourth Lease Amendment or Lease. These agreements may be modified only by a written instrument duly executed by Landlord and Tenant.

AMENDED EXHIBIT B: Rent Schedule

Year	Commencement	Months	Monthly Payment	*Annual Rental Rate	Base Rental Rate	Rentable Area
1	1-Aug-15	01	Waived	Waived	Waived	Waived
1	1-Sep-15	02-06	$30,000.00	$360,000.00	$24.00	15,000
1	1-Feb-16	07-12	$40,000.00	$480,000.00	$32.00	15,000
2	15-Aug-16	13-15	$42,000.00	$504,000.00	$33.60	15,000
2	15-Nov-16	16-19	$55,000.00	$660,000.00	$26.40	25,000
3	15-Mar-17	20-22	**Deferred	**Deferred	**Deferred	25,000
3	15-Jun-17	23-29	$60,000.00	$720,000.00	$24.00	30,000
3	15-Jan-18	30-36	$65,000.00	$780,000.00	$22.29	35,000
4	15-Aug-18	37-48	$68,250.00	$819,000.00	$23.40	35,000
5	15-Aug-19	49-60	$71,662.50	$859,950.00	$24.57	35,000
6	15-Aug-20	61-72	$75,245.63	$902,947.50	$25.80	35,000
7	15-Aug-21	73-84	$79,007.91	$948,094.88	$27.09	35,000
8	15-Aug-22	85-96	$82,958.30	$995,499.62	$28.44	35,000
9	15-Aug-23	97-108	$87,106.22	$1,045,274.60	$29.86	35,000
10	15-Aug-24	109-120	$91,461.53	$1,097,538.33	$31.36	35,000
11	15-Aug-25	121-132	$91,461.53	$1,097,538.33	$31.36	35,000
12	15-Aug-26	133-144	$91,461.53	$1,097,538.33	$31.36	35,000
13	15-Aug-27	145-156	$91,461.53	$1,097,538.33	$31.36	35,000
14	15-Aug-28	157-168	$91,461.53	$1,097,538.33	$31.36	35,000
15	15-Aug-29	169-180	$91,461.53	$1,097,538.33	$31.36	35,000
16	15-Aug-30	181-192	$91,461.53	$1,097,538.33	$31.36	35,000
17	15-Aug-31	193-204	$91,461.53	$1,097,538.33	$31.36	35,000
18	15-Aug-32	205-216	$91,461.53	$1,097,538.33	$31.36	35,000
19	15-Aug-33	217-228	$91,461.53	$1,097,538.33	$31.36	35,000
20	15-Aug-34	229-240	$91,461.53	$1,097,538.33	$31.36	35,000

*Annual Rental Rate escalates at 5% per annum through year 10

**Rent Deferred for March, April, May 2017 & repaid over 12 months January 2018 - December 2018

AMENDED EXHIBIT C: PROPERTY SITE AND LEGAL DESCRIPTION

Parcel ID:	306-14-008-M

Property Address:	2144 & 2148 N. Road 1 East
Chino Valley, AZ 83462

Building and Premises:	Chino Valley Cultivation Site; approximately 10,000 square feet of completed Greenhouse, 15,000 square feet of completed Hoop House, 5,000 square feet of proposed additional Hoop House, and approximately 5,000 square feet of office & garage space existing within the currently fenced in area. Approximately 11 acres.

Legal Description:	An irregular portion of the SE4 the SE parcel corner lying approximately 686'N and 50'W from the SE corner of said section 19.